                                             Exhibit 99.1

Media contact	Investor contact
Chris Grams, 312.930.3435	John Peschier, 312.930.8491
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE
CME Group Inc. Reports Third-Quarter 2020 Financial Results
    CHICAGO, October 28, 2020 - CME Group Inc. (NASDAQ: CME) today reported financial results for the third quarter of 2020.
    The company reported revenue of $1.1 billion and operating income of $525 million for the third quarter of 2020. Net income was $412 million and diluted earnings per share were $1.15. On an adjusted basis, net income was $495 million and diluted earnings per share were $1.38. Financial results presented on an adjusted basis for the third quarter of 2020 and 2019 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    "Despite the many challenges created by the ongoing pandemic, our metals, equities, agriculture and data services businesses showed strong performance during the third quarter," said CME Group Chairman and Chief Executive Officer Terry Duffy. "Likewise, we continued to innovate amid the extreme uncertainty, announcing a number of new products and services across asset classes, including Micro E-mini options and Nasdaq Veles California Water Index futures. In Q4, we remain focused on adding new value through the migration of BrokerTec onto CME Globex later this year, as well as providing risk management tools to help our global clients as they continue to navigate through this difficult economic environment."
Third-quarter 2020 ADV was 15.6 million contracts, including non-U.S. ADV of 4.4 million contracts.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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    Clearing and transaction fees revenue for third-quarter 2020 totaled $835.4 million. The total average rate per contract was $0.716. Market data revenue totaled $139.4 million for third-quarter 2020.
    As of September 30, 2020, the company had approximately $1.5 billion in cash (including $166 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company paid dividends during the third quarter of $304 million. The company has returned approximately $14.1 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

    CME Group will hold a Q&A conference call to discuss Third-quarter 2020 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing. With a range of pre- and post-trade products and services underpinning the entire lifecycle of a trade, CME Group also offers optimization and reconciliation services through TriOptima, and trade processing services through Traiana.
CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc.  CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc. BrokerTec, EBS, TriOptima, and Traiana are trademarks of BrokerTec Europe LTD, EBS Group LTD, TriOptima AB, and Traiana, Inc., respectively. Dow Jones, Dow Jones Industrial Average, S&P 500 and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor's Financial Services LLC and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc.  All other trademarks are the property of their respective owners.

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    Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policy with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third-parties, including risks related to the performance, reliability and security of technology used by our third-party providers; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; the impact of the (COVID-19) pandemic and response by governments and other third parties; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the acquisition of NEX; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings.  For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission ("SEC") on February 22, 2020, under the caption "Risk Factors" and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 as filed with the SEC on August 5, 2020.

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$1,332.1	$1,551.4
Marketable securities	92.4	83.2
Accounts receivable, net of allowance	490.9	491.8
Other current assets (includes $4.5 and $4.3 in restricted cash)	350.1	364.4
Performance bonds and guaranty fund contributions	88,083.8	37,077.0
Total current assets	90,349.3	39,567.8
Property, net of accumulated depreciation and amortization	547.2	544.0
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	4,893.8	5,117.7
Goodwill	10,755.8	10,742.5
Other assets (includes $0.7 and $0.9 in restricted cash)	2,037.4	2,068.0
Total Assets	$125,758.8	$75,215.3
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$99.5	$61.9
Other current liabilities	448.0	1,384.8
Performance bonds and guaranty fund contributions	88,083.4	37,075.8
Total current liabilities	88,630.9	38,522.5
Long-term debt	3,442.2	3,743.2
Deferred income tax liabilities, net	5,620.8	5,635.2
Other liabilities	1,054.5	1,155.1
Total Liabilities	98,748.4	49,056.0
CME Group Shareholders’ Equity	26,979.6	26,128.9
Non-controlling interests	30.8	30.4
Total Equity	27,010.4	26,159.3
Total Liabilities and Equity	$125,758.8	$75,215.3

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Month Ended, September 30,
	2020	2019	2020	2019
Revenues
Clearing and transaction fees	$835.4	$1,040.7	$3,054.4	$3,045.1
Market data and information services	139.4	129.8	405.6	388.2
Other	105.9	106.8	325.1	296.3
Total Revenues	1,080.7	1,277.3	3,785.1	3,729.6
Expenses
Compensation and benefits	216.4	223.5	640.9	681.1
Technology	48.1	52.7	144.9	148.4
Professional fees and outside services	48.4	43.2	141.3	124.3
Amortization of purchased intangibles	78.3	79.8	232.2	236.6
Depreciation and amortization	39.7	41.4	111.7	120.6
Licensing and other fee agreements	57.7	45.6	187.0	130.9
Other	67.1	105.9	204.7	272.9
Total Expenses	555.7	592.1	1,662.7	1,714.8
Operating Income	525.0	685.2	2,122.4	2,014.8
Non-Operating Income (Expense)
Investment income	23.6	172.3	151.6	490.3
Interest and other borrowing costs	(41.7)	(42.8)	(124.5)	(136.0)
Equity in net earnings (losses) of unconsolidated subsidiaries	44.0	48.0	144.0	132.3
Other non-operating income (expense)	(14.4)	(139.5)	(106.4)	(435.9)
Total Non-Operating Income (Expense)	11.5	38.0	64.7	50.7
Income before Income Taxes	536.5	723.2	2,187.1	2,065.5
Income tax provision	125.0	86.9	505.5	418.7
Net Income	411.5	636.3	1,681.6	1,646.8
Less: net (income) loss attributable to non-controlling interests	0.2	—	(0.4)	0.2
Net Income Attributable to CME Group	$411.7	$636.3	$1,681.2	$1,647.0
Earnings per Common Share Attributable to CME Group:
Basic	$1.15	$1.78	$4.70	$4.61
Diluted	1.15	1.78	4.69	4.60
Weighted Average Number of Common Shares:
Basic	357,791	357,211	357,669	357,054
Diluted	358,590	358,369	358,492	358,201

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020
Trading Days	64	64	62	63	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020
Interest rates	10,868	8,638	13,813	6,890	5,315
Equity indexes	3,931	3,252	6,498	5,568	5,410
Foreign exchange	850	839	1,079	725	829
Energy	2,456	2,213	3,228	2,586	1,852
Agricultural commodities	1,320	1,278	1,506	1,311	1,372
Metals	821	652	889	519	825
Total	20,247	16,872	27,013	17,599	15,603
Venue
CME Globex	18,282	15,356	24,582	16,992	15,054
Open outcry (2)	1,177	867	1,281	—	108
Privately negotiated	788	650	1,149	607	441
Total	20,247	16,872	27,013	17,599	15,603

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020
Interest rates	$0.500	$0.507	$0.488	$0.510	$0.506
Equity indexes	0.612	0.654	0.616	0.574	0.525
Foreign exchange	0.720	0.732	0.721	0.786	0.763
Energy	1.137	1.133	1.108	1.191	1.171
Agricultural commodities	1.234	1.242	1.260	1.316	1.284
Metals	1.414	1.344	1.429	1.518	1.309
Average RPC	$0.693	$0.717	$0.676	$0.731	$0.716

1. ADV and RPC includes futures and options on futures only.
2. The trading floor was temporarily closed in March 2020 in response to the Illinois stay-at-home order. We began a limited re-opening of the trading floor in the third quarter of 2020.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Month Ended, September 30,
	2020	2019	2020	2019
Net Income Attributable to CME Group	$411.7	$636.3	$1,681.2	$1,647.0

Restructuring and severance	6.0	4.1	16.6	14.4

Amortization of purchased intangibles	78.3	79.8	232.2	236.6

Acquisition-related costs(1)	9.2	8.2	26.4	22.7

Foreign exchange transaction (gains) losses(2)	6.1	(0.7)	2.4	1.7

Acceleration of contractual commitments	—	(1.3)	—	(1.3)

Unrealized and realized (gains) losses on investments	3.8	(6.6)	6.3	20.1

Loss on real estate sublease and related costs	—	—	—	5.4

(Gains) losses on derivatives	—	1.2	(1.5)	17.9

Realized and unrealized (gains) losses on assets(3)	2.7	46.6	28.8	78.8

Litigation matters	3.4	—	7.4	—

Trading floor enhancements	1.5	—	2.5	—

Income tax effect related to above	(26.1)	(36.0)	(85.7)	(93.3)

Other income tax items	(1.6)	(52.4)	(2.6)	(60.0)

Adjusted Net Income Attributable to CME Group	$495.0	$679.2	$1,914.0	$1,890.0

GAAP Earnings per Common Share Attributable to CME Group:
Basic	$1.15	$1.78	$4.70	$4.61
Diluted	1.15	1.78	4.69	4.60

Adjusted Earnings per Common Share Attributable to CME Group:
Basic	$1.38	$1.90	$5.35	$5.29
Diluted	1.38	1.90	5.34	5.28

Weighted Average Number of Common Shares:
Basic	357,791	357,211	357,669	357,054
Diluted	358,590	358,369	358,492	358,201

1. Acquisition-related costs primarily include professional fees related to the NEX transaction.
2. Results include foreign exchange transaction net gains and losses principally related to cash held in British pounds within entities whose functional currency is the U.S. dollar.
3. Results include net gains and losses on intangible assets, fixed assets and assets held for sale.